UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 5, 2010

STR Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 749-8371

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Directors

On August 5, 2010, the Board of Directors (the “Board”) of STR Holdings, Inc. (the “Company”) approved the expansion of the Board from eight (8) members to ten (10) members and elected Robert M. Chiste and   Dr. Uwe Krueger to fill the vacancies. In connection with the expansion of the Board, Dominick J. Schiano, a member of the Board, resigned from the Company’s Audit Committee as planned and Mr. Chiste was appointed to replace him. The Board has determined that Mr. Chiste is independent under the applicable rules of the NYSE and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Jason L. Metakis, a member of the Board, resigned from the Company’s Nominating and Corporate Governance Committee and Dr. Krueger was appointed to replace him. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Chiste and Dr. Krueger will each be paid quarterly in arrears a base annual retainer of $50,000 and a fee of $2,000 for each board and committee meeting attended. Mr. Chiste and Dr. Krueger were each issued 4,109 shares of the Company’s common stock having a fair market value of approximately $100,000 which shares will vest annually in equal installments over four years. For each subsequent year of continued service on the Board, each of Mr. Chiste and Dr. Krueger will receive an annual issuance of shares of Company common stock having a fair market value equal to $45,000 based upon the closing price of the Company’s common stock on the date prior to the date of issuance, which shares will vest annually in equal installments over three years. The Company will also reimburse Mr. Chiste and Dr. Krueger for reasonable expenses incurred to attend Board and committee meetings.

There are (1) no arrangements or understandings between either of Mr. Chiste or Dr. Krueger and any other person pursuant to which Mr. Chiste and Dr. Krueger were elected to the Board of Directors, and (2) no transactions between either of Mr. Chiste or Dr. Krueger and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release entitled “STR Holdings, Inc. Appoints Robert M. Chiste and Dr. Uwe Krueger to Its Board of Directors,” issued by the Company on August 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: August 5, 2010	By:	/s/ Barry A. Morris
Barry A. Morris
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “STR Holdings, Inc. Appoints Robert M. Chiste and Dr. Uwe Krueger to Its Board of Directors,” issued by the Company on August 5, 2010.